UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549\

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2006

TNS, INC.

(Exact name of registrant as specified in its charter)

Delaware	File No. 1-32033	36-4430020
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11480 Commerce Park Drive, Suite 600, Reston, Virginia	20191-1406
(Address of principal executive offices)	(Zip Code)

(703) 453-8300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02            Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective September 28, 2006, the Board of Directors of TNS, Inc. (the “Company”) terminated John J. McDonnell, Jr. as Chief Executive Officer of the Company.

Effective September 28, 2006, the Board of Directors terminated Brian J. Bates as President and Chief Operating Officer of the Company.

Effective September 28, 2006, the Board of Directors appointed Henry H. Graham, Jr., 56, to serve as Chief Executive Officer of the Company.  Mr. Graham will also join the Board of Directors.

Effective September 28, 2006, the Board of Directors appointed Raymond Low, 49, to serve as President of the Company.

Effective September 28, 2006, the Board of Directors appointed Michael Q. Keegan, 39, to serve as Chief Administrative Officer and General Counsel of the Company.

Effective September 28, 2006, the Board of Directors appointed Edward C. O’Brien, 58, to serve as Executive Vice President and Chief Financial Officer of the Company.

The Company has not yet entered into new employment agreements with Messrs. Graham, Low, Keegan and O’Brien and thus the material terms of such agreements are not available.  When such information becomes available, the Company will file a brief description of the material terms of such new employment agreements as an amendment to this Form 8-K.

The information required under Items 401(b), (d) and (e) of Regulation S-K and the information required under Item 404(a) of Regulation S-K with respect to Messrs. Graham, Low, Keegan and O’Brien is included in the Company’s Proxy Statement for the 2006 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 24, 2006, which information is incorporated into this Item 5.02 by reference.

Item 9.01.         Financial Statements and Exhibits.

(d)            Exhibits

99.1         Press Release dated September 28, 2006

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TNS INC.
(Registrant)

By:	/s/ Henry H. Graham, Jr.
Henry H. Graham, Jr.
Chief Executive Officer

Date:  September 29, 2006